Exhibit 99.2

Harmony Biosciences Q3 2021 Financial and Business Update November 9, 2021 Exhibit 99.2

Legal Disclaimer 2 This presentation includes forward‐looking statements within the meaning of the Private Securities Reform Act of 1995. All statements other than statements of historical facts contained in these materials or elsewhere, including statements regarding Harmony Biosciences Holdings, Inc.’s (the “Company”) future financial position, business strategy and plans and objectives of management for future operations, should be considered forward-looking statements. Forward-looking statements use words like “believes,” “plans,” “expects,” “intends,” “will,” “would,” “anticipates,” “estimates,” and similar words or expressions in discussions of the Company’s future operations, financial performance or the Company’s strategies. These statements are based on current expectations or objectives that are inherently uncertain, especially in light of the Company’s limited operating history. These and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2021 and its other filings with the SEC could cause actual results to differ materially and adversely from those indicated by the forward-looking statements made in this presentation. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. This presentation includes information related to market opportunity as well as cost and other estimates obtained from internal analyses and external sources. The internal analyses are based upon management’s understanding of market and industry conditions and have not been verified by independent sources. Similarly, the externally sourced information has been obtained from sources the Company believes to be reliable, but the accuracy and completeness of such information cannot be assured. Neither the company, nor any of its respective officers, directors, managers, employees, agents, or representatives, (i) make any representations or warranties, express or implied, with respect to any of the information contained herein, including the accuracy or completeness of this presentation or any other written or oral information made available to any interested party or its advisor (and any liability therefore is expressly disclaimed), (ii) have any liability from the use of the information, including with respect to any forward-looking statements, or (iii) undertake to update any of the information contained herein or provide additional information as a result of new information or future events or developments.

Harmony’s Strategy for Growth Optimize WAKIX ® Performance Expand Clinical Utility of WAKIX Acquire New Assets 3

4 Q3 2021 WAKIX Revenue Performance Continued Growth with Q3 Revenue of $80.7M 3Q20 2Q21 3Q21 3Q21 vs. 2Q21 3Q21 vs. 3Q20 $45.6 $73.8 $80.7 9.4% 77% Strong Revenue Growth in Q3 2021 ▪ 9.4% growth Q3 2021 vs. Q2 2021 ▪ 77% growth Q3 2021 vs. Q3 2020 ▪ Continued sequential quarter over quarter growth from launch WAKIX Net Revenue ($m) $6.0 $19.8 $38.0 $45.6 $56.3 $59.7 $73.8 $80.7 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021

Driving Growth Through Our Launch For WAKIX Q3 2021 Performance

HARMONY BIOSCIENCES

Wakix pitolisant tablets

Increased Access to HCPs

Patient Outreach Programs & Support

~3,500 Average # of WAKIX Patients

Healthcare Professional Educational Initiatives

~40% Of 8,000 unique HCPs have prescribed WAKIX since launch

Managed Care Education & Outreach

~80% U.S. Covered Lives With Formulary Access

HARMONY BIOSCIENCES

5

6 The Majority of HCPs (MDs & NP/PAs) Stated They Expect to Increase Future Use of WAKIX® in Both Type 1 & Type 2 Patients MDs n=187 NP/PAs n=25 Q: For WAKIX, do you expect your prescribing to increase, decrease or stay the same? Source: Harmony Market Research (total n=212); Q: MD-Type 1=172 respondents, Type 2=177 respondents ; NP/PA=22 respondents, July 2021 Top Reasons For Increasing Future Use of WAKIX To minimize use of stimulants 61% Impact on EDS (Excessive Daytime Sleepiness) or improved alertness 58% Non-scheduled treatment (not a controlled substance) 51% Impact on cataplexy 48% Novel mechanism of action 47% Increase Stay the same Decrease

AASM Treatment Guideline on Central Disorders of Hypersomnolence

Treatment of central disorders of hypersomnolence: an American Academy of Sleep Medicine clinical practice guideline
Kiran Maski, MD, MPH; Lynn Marie Trotti MD, MSc; Suresh Kotagal, MD; Robert R Auger MD; James A Rowley MD; Sarah D Hashmi, MBBS, MSc, MPH; Nathaniel F Watson, MD, MSc

Table 2—Summary of recommended interventions in adult populations.

Intervention	Strength of Recommendation	Critical Outcomes Showing Clinically Significant Improvement*			
		Excessive Daytime Sleepiness	Cataplexy	Disease Severity	Quality of Life
Narcolepsy					
Modafinil	Strong	✓		✓	✓
Pitolisant	Strong	✓	✓	✓	
Sodium Oxybate	Strong	✓	✓	✓	
Solriamfetol	Strong	✓		✓	✓
Armodafinil	Conditional	✓		✓	
Dextroamphetamine	Conditional	✓	✓		
Methylphenidate	Conditional			✓	

*Accident risk and work/school performance/attendance were critical outcomes; however, no data were available. √ Critical outcomes showing clinically significant improvement.

Adapted from: Maski K, Trotti LM, Kotagal S, et al. Treatment of central disorders of hypersomnolence: an American Academy of Sleep Medicine clinical practice guideline. *J Clin Sleep Med*. 2021;17(9):1881–1893. https://doi.org/10.5664/jcsm.9328. Copyright American Academy of Sleep Medicine. Reproduced with permission.

HARMONY BIOSCIENCES

7

8 Assessment of the Clinical Impact of Pitolisant on Excessive Daytime Sleepiness and Cataplexy in Adults with Narcolepsy. Meskill GM et al. Poster presentation at SLEEP, June 10 – 13, 2021. New Data for WAKIX Presented at SLEEP 2021

9 New Data for WAKIX Presented at SLEEP 2021 Assessment of the Clinical Impact of Pitolisant on Excessive Daytime Sleepiness and Cataplexy in Adults with Narcolepsy. Meskill GM et al. Poster presentation at SLEEP, June 10 – 13, 2021.

10 Harmony Pipeline

Historical Financials

Q3 2021 Financial Summary (in millions, USD) 12 Three Months Ended September 30, 2021 2020 Net Product Revenues $ 80.7 $ 45.6 Cost of Product Sold 14.6 7.9 Total Operating Expenses $ 45.1 $ 27.3 R&D Expense 11.7 4.2 S&M Expense 16.5 12.6 G&A Expense 16.9 10.5 Net (Loss) Income $ (9.6) $ 1.9 Cash & cash equivalents $ 189.7

GAAP vs Non-GAAP Reconciliation (in millions, USD) 13 Three Months Ended September, 2021 2020 GAAP reported net (loss) income $ (9.6) $ 1.9 Interest expense / income 5.4 6.9 Taxes (0.9) Depreciation 0.1 0.1 Amortization 4.6 1.9 EBITDA (0.4) 10.8 Stock-based compensation expense 4.7 1.3 Loss on debt extinguishment 26.1 Warrant expense 1.5 Non-GAAP adjusted net income 30.4 13.7 Accumulation of yield on preferred stock (6.0) Non-GAAP adjusted net income (loss) available to common stockholders $ 30.4 $ 7.7 GAAP reported net loss per diluted share $ (0.17) $ (0.14) Non-GAAP adjusted net income per diluted share $ 0.51 $ 0.25 Weighted average number of shares of common stock used in non-GAAP diluted per share 59,270,603 30,212,959 Totals may not foot due to rounding